Exhibit 10.2

Release and Termination Agreement by and between the Company, Barnico Drilling, Inc. and Castlerigg Master Investments Ltd.

RELEASE AND TERMINATION AGREEMENT

THIS RELEASE AND TERMINATION AGREEMENT dated May 12, 2008, (as amended, restated or otherwise modified from time to time, this “Release”), is made by CASTLERIGG MASTER INVESTMENTS LTD., a company organized under the laws of the British Virgin Islands, in its capacity as collateral agent (in such capacity, the “Collateral Agent”), for and on behalf of the Buyers in favor of WENTWORTH ENERGY, INC., an Oklahoma corporation (“Wentworth”), and BARNICO DRILLINC, INC., a Texas corporation (“Barnico”)

W I T N E S S E T H

WHEREAS, pursuant to the terms of the Securities Purchase Agreement, dated as of July 24, 2006 (as may be amended, restated, replaced or otherwise modified from time to time, the "Securities Purchase Agreement"), by and among Wentworth and the investors listed on the Schedule of Buyers attached thereto (individually, a "Buyer" and collectively, the "Buyers"), Wentworth has issued certain senior secured convertible notes (each, a "Note" and collectively, the "Notes");

WHEREAS, to secure Wentworth’s obligations under the Securities Purchase Agreement and the Transaction Documents (as defined in the Securities Purchase Agreement) Wentworth and Barnico have previously executed and delivered to the Collateral Agent the Amended and Restated Security Agreement dated as of October 31, 2007 (the "Wentworth Security Agreement") and Wentworth has previously executed and delivered to the Collateral Agent an Amended and Restated Pledge Agreement dated October 31, 2007 (the "Wentworth Pledge Agreement" and together with the Wentworth Security Agreement, the "Wentworth Security Documents");

WHEREAS, pursuant to the terms of the Wentworth Security Agreement, Barnico has pledged and assigned to Collateral Agent a continuing security interest in and to all Collateral (as defined in the Wentworth Security Agreement) of Barnico (the “Barnico Collateral”) to secure the Obligations owed by Barnico and Wentworth to the Buyers;

WHEREAS, Wentworth is the record owner of the 100% of the outstanding shares of Barnico (the “Barnico Shares”), and pursuant to the terms of the Wentworth Pledge Agreement, Wentworth pledged its interest in the Barnico Shares to Collateral Agent as security for the Obligations owed by Wentworth to the Buyers;

WHEREAS, pursuant to the terms of that certain Amended and Restated Barnico Guaranty, dated October 31, 2007, between Barnico and Collateral Agent, on behalf Buyers (the “Barnico Guaranty”), Barnico agreed to guarantee the Obligations owed by Barnico and Wentworth to Buyers;

WHEREAS, Wentworth has entered into an agreement to sell all of the outstanding shares of Barnico (the “Barnico Shares”) to CamTex Energy, Inc. (“CamTex”), the partial consideration for which is the execution and delivery by CamTex of a promissory note payable to Wentworth in the principal amount of $3,450,000 (the “CamTex Note”), which CamTex Note is secured by a security agreement pledging all of the personal property of Barnico to Wentworth (the “Barnico Security Agreement”) and is further secured by a pledge agreement under which the Barnico Shares are pledged to Wentworth (the “Barnico Pledge Agreement”) (collectively, the CamTex Note, the Barnico Security Agreement and the Barnico Pledge Agreement, “Additional Collateral”);

WHEREAS, all rights of Wentworth in the Additional Collateral have been pledged to the Collateral Agent, on  behalf of the Buyers, pursuant to the terms of the Wentworth Security Documents and Wentworth hereby agrees to comply with all  delivery requirements specified therein;

WHEREAS, in connection with the sale of the Barnico Shares, Collateral Agent has agreed, subject to the conditions of effectiveness in Section 2 hereof, (a) to release the Barnico Shares from security interest granted to Collateral Agent under the terms of Wentworth Pledge Agreement, (b) to release the Barnico Collateral from the security interest granted to Collateral Agent under the terms of the Wentworth Security Agreement, and (c) to release and discharge Barnico from the Barnico Guaranty;

WHEREAS, all capitalized terms not defined herein shall have the meanings set forth in the Barnico Guaranty or the Wentworth Pledge Agreement, as applicable.

NOW, THEREFORE, for good and valuable consideration paid, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent agrees as follows:

1)

Release and Termination.  Without recourse and without any representation or warranty of any kind and at the sole cost and expense of Wentworth, on the Effective Date (as  defined below), (a) Collateral Agent on behalf of the Buyers, hereby (i) fully releases and discharges Barnico from the terms of the Barnico Guaranty, (ii) terminates and releases any and all liens, security interests or other charges or encumbrances granted in favor of Collateral Agent (for the benefit of Buyers) in the Barnico Collateral, and (iii) terminates and releases any and all liens, security interests or other charges or encumbrances granted in favor of the Collateral Agent (for the benefit of the Buyers) in the Barnico Shares but not any consideration therefrom paid or payable to Wentworth, and (b) Wentworth hereby releases the Collateral Agent and each of the Buyers from any duty, liability or obligation (if any) in respect of the Barnico Collateral, the Barnico Shares and any proceeds thereof.  The Collateral Agent agrees in furtherance thereof, at the expense of Wentworth, to deliver any Barnico Shares held by it to Wentworth along with any stock powers previously delivered by Wentworth related thereto and to execute and deliver to Wentworth any UCC Termination Statements as may be reasonably requested by Wentworth to effect the releases contemplated herein.

2)

Conditions to Effectiveness.  The effectiveness of this Release is subject to the receipt by the Collateral Agent of the following:

(i)  the CamTex Note together with an Allonge in form and substance satisfactory to Collateral Agent, duly executed by CamTex,;

(ii)  certificate(s) evidencing the Barnico Shares owned by CamTex and an undated stock power executed in blank by CamTex; and

(iii) a fully executed counterpart of this Agreement which bears the signature of Wentworth; and

(iv) true and correct duly executed copies of the Barnico Security Agreement and the Barnico Pledge Agreement;

(the first date upon which such conditions has been satisfied being herein called the “Effective Date”).

3)

Acknowledgement of Security Agreement, Security Interest and Liens.   Except as otherwise expressly provided herein, Wentworth hereby confirms and agrees that:

(i) the Wentworth Security Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects and Wentworth confirms that the Additional Collateral is Collateral for all respects thereunder;

(ii) to the extent that the Wentworth Security Documents purport to assign or pledge to the Collateral Agent (on behalf of the Buyers), or to grant to the Collateral Agent (on behalf of the Buyers), a security interest in or lien on, any collateral as security for the Obligations (as defined therein), such pledge, assignment and/or grant of a security interest or lien is hereby ratified and confirmed in all respects as security for all Obligations, whether now existing or hereafter arising;

(iii) this Release does not and shall not affect any Obligations, all of which Obligations shall remain in full force and effect; and

(iv) the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Collateral Agent or any Buyer under any Transaction Document, nor constitute a waiver of any provision of any Transaction Document.

4)

Indemnity.  Wentworth  hereby agrees:

(i) to indemnify and hold harmless the Collateral Agent, the Buyers and all of their respective officers, directors, employees, attorneys, consultants and agents (each, an “Indemnified Person”) from and against any and all claims, damages, liabilities and expenses, including, without limitation, attorneys’ fees and disbursements, which may be incurred by or asserted against any Indemnified Person in any investigation, litigation, suit or action arising out of or relating to the release pursuant hereto of any security interest, lien, encumbrance or other charge granted to the Collateral Agent (for the benefit of the Buyers);

(ii) to pay all costs and expenses in connection with the preparation, execution, delivery, filing and recording of this Agreement, and the performance of any other acts and the execution of any other documents required to effect the release of any security pursuant hereto, including, without limitation, the reasonable fees and disbursements of counsel to the Collateral Agent; and

(iii) to pay any and all stamp and other transfer or filing taxes and fees payable or determined to be payable in connection with the execution and delivery hereof or any release document pursuant hereto, and to hold each Indemnified Person harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

5)

GOVERNING LAW.  THIS RELEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUSIVE OF ANY CHOICE OF LAW PRINCIPLES THAT WOULD RESULT IN A CHOICE OF LAW OTHER THAN THE LAWS OF SUCH STATE.

6)

This Release may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other party.

[Signatures on following page]

IN WITNESS WHEREOF, the Parties have caused this Release to be executed as of the date first written above by their respective officers thereunto duly authorized.

CASTLERIGG MASTER INVESTMENTS, LTD

As Collateral Agent

By:

Sandell Asset Management Corp.

By:

/s/ Timothy O’Brien

Name:

Timothy O’Brien

Title:

Chief Financial Officer

WENTWORTH ENERGY, INC.

By:

/s/ Mike Studdard

Name:

Mike Studdard

Title:

President

BARNICO DRILLING, INC.

By:

/s/ George Barnes

Name:

George Barnes

Title:

President